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                                   EXHIBIT 23



                  CONSENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS


HEARx Ltd.
West Palm Beach, Florida

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (filed September 13, 1994), Form S-8 (filed July 19,
1996), Form S-3 (File No. 333-4303), Form S-3 (File No. 333-4639), Form S-3
(File No. 333-11429) , Form S-3 (File No. 333-18753), Form S-3 (File No.
333-24357), Form S-3 (File No. 333-25169), Form S-3 (File No. 333-6457) and Form
S-3 (File No. 333-38862) of our report dated March 9, 2001, relating to the consolidated financial statements and financial statement schedule of HEARx Ltd., appearing in the Company's Annual Report on Form 10-K for year ended December 29, 2000.




West Palm Beach, Florida                                        BDO Seidman, LLP
March 23, 2001



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